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                                                                    EXHIBIT 24.1

                        CONSENT OF PANNELL KERR FORSTER

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JAKKS Pacific, Inc. of our report dated January 23, 1997, except for note 15, for which the date is February 6, 1997, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1996 and 1995 and for the year and nine months then ended, which report appears in Form 10-KSB for the fiscal year ended December 31, 1996.


PANNELL KERR FORSTER
Certified Public Accountants
A Professional Corporation

Los Angeles, California
September 5, 1997